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                                                                     EXHIBIT 3.3



                              CERTIFICATE OF MERGER

                                       OF

                               FNC HOLDINGS, INC.

                                       AND

                           NEW FRANK'S DELAWARE, INC.


                  It is hereby certified that:

                  1. The constituent business corporations participating in the merger herein certified are:

                           (i) FNC Holdings, Inc., which is incorporated under
the  laws of the  State of New York; and

                           (ii) New Frank's Delaware, Inc., which is
incorporated  under the laws of the State of Delaware.

                  2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by FNC Holdings, Inc. in accordance with the laws of the State of its incorporation and by New Frank's Delaware, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

                  3. The name of the surviving corporation in the merger herein certified is New Frank's Delaware, Inc., which will continue its existence as said surviving corporation under the name Frank's Nursery & Crafts, Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  4. The Certificate of Incorporation of New Frank's Delaware, Inc. is to be amended and changed by reason of the merger herein certified by striking out article One thereof, relating to the name and by substituting in lieu thereof the following article:

                  "ONE: THE NAME OF THE CORPORATION IS "FRANK'S NURSERY & CRAFTS, INC." (THE "CORPORATION")."

and said Certificate of Incorporation as so amended and changed shall continue to be the
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Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

                  5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                           1175 West Long Lake Road
                           Troy, Michigan  48098

                  6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

                  7. The authorized capital stock of FNC Holdings, Inc. consists of 101,000,000 shares consisting of 100,000,000 shares of Common Stock of a par value of $1.00 each and 1,000,000 shares of Preferred Stock of a par value of $1.00 each.


Dated:  May 16, 2002

                                           FNC HOLDINGS, INC.

                                           By:      /s/ Larry T. Lakin
                                               --------------------------------
                                           Name:  Larry T. Lakin
                                           Title: Vice Chairman & CFO


Dated:  May 16, 2002

                                           NEW FRANK'S DELAWARE, INC.

                                           By:      /s/ Larry T. Lakin
                                               --------------------------------
                                           Name:  Larry T. Lakin
                                           Title: Vice Chairman and CFO